This filing pursuant to Rule 424(b)(5) is identical to the filing made on October 28, 1999 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of including an optional "serial" tag in the header of the electronic submission to indicate that a reporting entity separate from the Depositor is issuing the Securities. The Prospectus referred to herein is contained in the filing pursuant to Rule 424(b)(5) made on May 30, 2001 under CIK 0000894356 (Structured Products Corp.).

                                                Filed pursuant to Rule 424(b)(5)
                                              Registration File Number 333-57357



PROSPECTUS SUPPLEMENT
(To Prospectus dated May 13, 1999)

                    STRUCTURED PRODUCTS CORP., THE DEPOSITOR
       1,160,000 CORPORATE-BACKED TRUST SECURITIES (CORTSK) CERTIFICATES

                     (PRINCIPAL AMOUNT $25 PER CERTIFICATE)

                                    ISSUED BY

          CORTSK TRUST FOR SOUTHERN COMPANY CAPITAL TRUST I, THE TRUST

                                   RELATING TO

       SOUTHERN COMPANY CAPITAL TRUST I 8.19% EXCHANGE CAPITAL SECURITIES

                             ---------------------
      The Trust will issue a single class of Certificates, which will represent interests in the Trust and will be paid only from the assets of the Trust. The assets of the Trust will consist of $29,000,000 8.19% Exchange Capital Securities issued by Southern Company Capital Trust I and all future payments of interest, any premium payable upon an early redemption of the underlying Exchange Capital Securities and a single payment of principal due on the underlying Exchange Capital Securities, as described in this Prospectus Supplement. The sole assets of the Southern Company Capital Trust I are the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes issued by Southern Company Capital Funding, Inc.

      The Certificates will evidence the right to receive semi-annual interest payments on the principal amount of your Certificates at an interest rate of 8.19% per annum, the right to receive your pro rata amount of a single payment of principal of $29,000,000 due on February 1, 2037 or on such earlier date as described in this Prospectus Supplement and any premium payable upon an early redemption of the underlying Exchange Capital Securities. The Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party. No governmental agency or instrumentality has insured or guaranteed the Certificates or the underlying Exchange Capital Securities.

      YOU SHOULD FULLY CONSIDER THE RISK FACTORS ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT PRIOR TO INVESTING IN THE CERTIFICATES.

      The Certificates have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See "Underwriting" herein.

                             ---------------------
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY

REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                    Per
                                                Certificate        Total
                                                --------------   ---------

Public offering price......................         $25         $29,000,000
- -----------------------------------------------
Underwriting discount......................       $0.7875         $913,500
- -----------------------------------------------
Proceeds to Trust (before expenses)........       $24.2125      $28,086,500

     The Underwriters expect to deliver your Certificates in book-entry form only through the Depository Trust Company on or about October 28, 1999.

SM "CorTS" is a service mark of Salomon Smith Barney Inc.

                             ---------------------

SALOMON SMITH BARNEY                                   PAINEWEBBER INCORPORATED
                             ---------------------
October 28, 1999

                         INFORMATION ABOUT CERTIFICATES

      We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Certificates; and (b) this Prospectus Supplement, which describes the specific terms of your Certificates.

      You are urged to read both the Prospectus and this Prospectus Supplement in full to obtain material information concerning the Certificates. If the descriptions of the Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement.

      We include cross-references in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The Table of Contents for this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

      You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms" beginning on page S-23 in this document and beginning on page 41 in the accompanying Prospectus.

      The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained electronically through the Securities and Exchange Commission's internet web site (http://www.sec.gov).

      You should rely only on the information contained in this Prospectus Supplement or the Prospectus. Neither the Depositor nor the Underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement or the Prospectus is accurate as of the date on their respective front covers only.

                                     SUMMARY

      This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

ESTABLISHMENT  OF THE  TRUST.

Structured Products Corp., the Depositor, is establishing a Trust to be designated as CorTSsm Trust For Southern Company Capital Trust I. The assets of the Trust will consist of the Underlying Exchange Capital Securities, which are $29,000,000 8.19% Exchange Capital Securities due February 1, 2037 issued by Southern Company Capital Trust I, the Underlying Issuer, and payments of principal and interest and any redemption premium made on the Underlying Exchange Capital Securities as discussed in more detail under "Description of the Certificates" herein. The Underlying Issuer is a Delaware business trust formed for the exclusive purposes of issuing the Underlying Exchange Capital Securities and investing the proceeds thereof in the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes issued by Southern Company Capital Funding, Inc. Southern Company Capital Funding, Inc. is an indirect, wholly-owned subsidiary of The Southern Company. The Southern Company has guaranteed the payment of distributions on the Underlying Exchange Capital Securities but only to the extent that the Underlying Issuer has funds legally and immediately available therefor. The Southern Company has also guaranteed the due and punctual payment of principal, redemption premium, if any, and interest on the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes when and as the same becomes due and payable, whether at maturity, upon redemption or otherwise.

OFFERED SECURITIES

The Trust will issue the Certificates in a single class.

As holder of Certificates, you will have the right to receive from the Trust:

o periodic payments of interest on the principal amount of your Certificates accruing from the closing date at a rate of 8.19% per annum, on each February 1 and August 1 (absent the occurrence of a deferral of interest payments by the Underlying Issuer), commencing on February 1, 2000, until the principal amount of your Certificates is paid in full as described below; and

o the pro rata share for your Certificates of a single payment of principal of $29,000,000. It is expected that you will receive your pro rata share of the principal payment on February 1, 2037, the maturity date of the Underlying Exchange Capital Securities, or on such earlier date on which the Trust redeems your Certificates as described under "Description of the Certificates-Redemption of Certificates Upon Redemption of Underlying Exchange Capital Securities" herein.

The Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

REDEMPTION OF THE CERTIFICATES

The Underlying Issuer has the right, at its option, to redeem the Underlying Exchange Capital Securities in whole or in part on or after February 1, 2007, at an amount equal to the par amount of, plus accrued interest on, the Underlying Exchange Capital Securities to be redeemed, plus a redemption premium (as described below), if any.

The Underlying Issuer also has the right to redeem the Underlying Exchange Capital Securities in whole at any time if there is more than an insubstantial risk that certain adverse tax events may occur with respect to The Southern Company, Southern Company Capital Funding, Inc. or the Underlying Issuer or that a determination could be made that the Underlying Issuer is an Investment Company under the Investment Company Act of 1940, at an amount at least equal to the par amount of, plus accrued interest on, the Underlying Exchange Capital Securities.

If the Underlying Exchange Capital Securities are redeemed in whole, the Trust will redeem all Certificates, and if the Underlying Exchange Capital Securities are redeemed in part, the Trust will redeem an equal principal amount of Certificates selected by lot, in each case, for an amount at least equal to their principal amount. The amount, if any, by which the redemption price paid on the Underlying Exchange Capital Securities exceeds their principal amount is called the redemption premium. If the Underlying Issuer pays a redemption premium on the Underlying Exchange Capital Securities, you will receive a pro rata amount of such redemption premium corresponding to the principal amount of your Certificates being redeemed. See "Description of the Certificates--Redemption of Certificates Upon Redemption of Underlying Exchange Capital Securities" herein.

The Underlying Issuer is not required to redeem the Underlying Exchange Capital Securities. Therefore, there can be no assurance that the Trust will repurchase your Certificates prior to February 1, 2037. Should the Trust redeem your Certificates prior to February 1, 2037, the Trustee will notify you by mail at least 15 days before such redemption date.

DEFERRAL OF INTEREST

Interest payments on the Certificates will be deferred if, and during the period that, Southern Company Capital Funding, Inc. elects to defer interest payments on the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes.

UNDERLYING EXCHANGE CAPITAL SECURITIES

Southern Company Capital Trust I 8.19% Exchange Capital Securities.

TRUSTEE AND TRUST AGREEMENT


U.S. Bank Trust National Association will act as Trustee pursuant to a trust agreement dated May 21, 1999, as supplemented by a supplement dated as of the closing date. You may inspect the trust agreement and the supplement at the office of the Trustee at 100 Wall Street, Suite 1600, New York, NY 10005.

DENOMINATIONS

Each Certificate will have a principal amount of $25.

REGISTRATION, CLEARANCE AND   SETTLEMENT

Your Certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company.

TAX CONSIDERATIONS

Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, is of the opinion that under existing law (1) the Trust will be a grantor trust and not a partnership or an association taxable as a corporation; and (2) your Certificates will represent beneficial interests in the Underlying Exchange Capital Securities. For information reporting purposes, absent the occurrence of a deferral of interest payments by the Underlying Issuer, interest payments on the Underlying Exchange Capital Securities will be reported to you (and the Internal Revenue Service) as interest and not original issue discount and will be included in your income as it is paid (or, if you are an accrual method taxpayer, as it is accrued) as interest (and not as original issue discount). See "Certain Federal Income Tax Considerations" in the Prospectus.


ERISA CONSIDERATIONS

An "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended, or a "plan" subject to Section 4975 of the Internal Revenue Code of 1986, contemplating the purchase of Certificates should consult with its counsel before making such a purchase. The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the Certificates will satisfy all of the requirements of the "publicly-offered securities exception" described herein or the possible application of other "prohibited transaction exemptions" described herein. See "Certain ERISA Considerations" herein.


LISTING

The Certificates have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See "Underwriting" herein.

RATINGS

It is a condition to issuance of the Certificates that they be rated identically to the Underlying Exchange Capital Securities by each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services. As of the date of this prospectus supplement, the Underlying Exchange Capital Securities are rated "a3" and "BBB+" by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, respectively.

                                  RISK FACTORS

You should  consider the following  factors in deciding  whether to purchase the
Certificates:

1 NO INVESTIGATION OF THE UNDERLYING EXCHANGE CAPITAL SECURITIES, THE UNDERLYING ISSUER, THE SOUTHERN COMPANY OR SOUTHERN COMPANY CAPITAL FUNDING, INC. HAS BEEN MADE BY THE DEPOSITOR, UNDERWRITERS OR TRUSTEE. None of the Depositor, the Underwriters or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, The Southern Company or Southern Company Capital Funding, Inc., or verify any reports or information filed by the Underlying Issuer or The Southern Company with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the Certificates consider publicly available financial and other information regarding the Underlying Issuer, The Southern Company and Southern Company Capital Funding, Inc. See "The Underlying Issuer," "Description of the Underlying Exchange Capital Securities," and "Appendix A-Description of Underlying Exchange Capital Securities" herein.

2. UNDERLYING ISSUER IS THE ONLY PAYMENT SOURCE. The payments made by the Underlying Issuer on the Underlying Exchange Capital Securities are the only source of payment for your Certificates. Southern Company Capital Funding, Inc. and The Southern Company are subject to laws permitting bankruptcy, moratorium, reorganization or other actions; should Southern Company Capital Funding, Inc. or The Southern Company experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your Certificates. In the event of nonpayment on the Underlying Exchange Capital Securities by the Underlying Issuer, you will bear the risk of such nonpayment. See "Description of the Certificates--Recovery on Underlying Exchange Capital Securities Following Payment Default or Acceleration" herein.

3. CERTAIN PAYMENTS TO THE DEPOSITOR. On February 1, 2000 as payment of the balance of the purchase price for the Underlying Exchange Capital
     Securities, the Trustee will pay to the Depositor the amount of the interest accrued on the Underlying Exchange Capital Securities from August 1, 1999 to but not including the closing date. In the event a payment default or acceleration on the Underlying Exchange Capital Securities occurs on or prior to February 1, 2000 and the Depositor is not paid such accrued interest on such date, the Depositor will have a claim for such accrued interest, and will share pro rata with holders of the Certificates to the extent of such claim in the proceeds from the recovery on the Underlying Exchange Capital Securities. See "Description of the Certificates--Recovery on Underlying Exchange Capital Securities Following Payment Default or Acceleration" herein.

4. DISTRIBUTIONS ON THE UNDERLYING EXCHANGE CAPITAL SECURITIES, AND CONSEQUENTLY THE CERTIFICATES, MAY BE DEFERRED. Distributions on the Underlying Exchange Capital Securities, and consequently the Certificates, may be deferred by the Underlying Issuer in the event Southern Company Capital Funding, Inc. defers payments on its 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes. The deferral may be for up to ten (10) semiannual interest distribution dates provided that such extension period may not extend beyond February 1, 2037. During any extension period, interest on the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes, and consequently the Certificates, will continue to accrue (and the amount of distributions to which holders of such notes, and consequently the Certificateholders, will continue to accumulate) at the rate of 8.19% per annum, compounded semi-annually. See "Description of the Certificates--Distributions" herein.

5. POSSIBLE TAX AND MARKET PRICE CONSEQUENCES OF A DEFERRAL OF DISTRIBUTIONS. Should Southern Company Capital Funding, Inc. exercise its right to defer payments of interest on the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes, each holder of the Underlying Exchange Capital Securities, and thus each holder of the Certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Underlying Exchange Capital Securities or Certificates, as the case may be, for United States federal income tax purposes, which will be allocated but not distributed to it. As a result, each such holder of a Certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Underlying Issuer if the holder disposes of its Certificates prior to the record date for the payment of distributions thereafter. See "Certain Federal Income Tax Consequences" herein.

      Should Southern Company Capital Funding, Inc. elect to exercise its right to defer payments of interest on the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes in the future, the market price of the Underlying Exchange Capital Securities, and consequently the Certificates, is likely to be adversely affected. A holder that disposes of its Certificates during a deferral period, therefore, might not receive the same return on its investment as a holder that continues to hold its Certificates. In addition, merely as a result of the existence of Southern Company Capital Funding, Inc.'s right to defer payments of interest on the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes, the market price of the Underlying Exchange Capital Securities, and consequently the Certificates, may be more volatile than the market prices of other securities that are not subject to such deferrals.

6. THE 8.19% SERIES A EXCHANGE JUNIOR SUBORDINATED DEFERRABLE INTEREST NOTES ARE SUBORDINATED TO OTHER OBLIGATIONS OF SOUTHERN COMPANY CAPITAL FUNDING, INC., AND THE SOUTHERN COMPANY'S GUARANTEE OF PAYMENTS DUE ON THE 8.19% SERIES A EXCHANGE JUNIOR SUBORDINATED DEFERRABLE INTEREST NOTES iS SUBORDINATED TO OTHER OBLIGATIONS OF THE SOUTHERN COMPANY. The obligations of Southern Company Capital Funding, Inc. under the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes will be unsecured and rank subordinate and junior in right of payment to all senior indebtedness of Southern Company Capital Funding, Inc. The Southern Company's guarantee of the payments due on the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes will be unsecured and rank subordinate and junior in right of payment to all senior indebtedness of The Southern Company. There is no limitation on the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Southern Company Capital Funding, Inc or by The Southern Company or by any of its subsidiaries. The ability of the Underlying Issuer to pay amounts due on the Underlying Exchange Capital Securities is solely dependent upon Southern Company Capital Funding,
      Inc. or The Southern Company making payments on the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes as and when required. See "Description of the Underlying Exchange Capital Securities" herein.

7. THE UNDERLYING EXCHANGE CAPITAL SECURITIES MAY BE REDEEMED BY THE UNDERLYING ISSUER IN THE EVENT CERTAIN ADVERSE TAX EVENTS OR AN INVESTMENT COMPANY ACT EVENT OCCUR. If a Tax Event (as defined herein) or an Investment Company Act Event (as defined herein) occurs, then on not less than 30 nor more than 60 days' notice, Southern Company Capital Funding, Inc. will have the right to prepay the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes in whole prior to February 1, 2007 and therefore cause a mandatory redemption of the Underlying Exchange Capital Securities, and consequently the Certificates at the
      Special   Event    Prepayment    Price.    See    "Description    of   the

     Certificates--Redemption of Certificates Upon Redemption of Underlying Exchange Capital Securities" herein.

8. CONDITIONAL RIGHT TO ADVANCE MATURITY. If there is a more than an insubstantial risk of the occurrence and continuation of certain adverse tax events, Southern Company Capital Funding, Inc. has the right under certain conditions to advance the maturity date of the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes. See "Description of the Certificates--Conditional Right to Advance Maturity" herein.

                             FORMATION OF THE TRUST

      Structured Products Corp. (the "Depositor" or the "Company") will establish a Trust, to be designated as CorTSsm Trust For Southern Company Capital Trust I (the "Trust") under New York law pursuant to the Trust Agreement dated May 21, 1999 (the "Trust Agreement"), as supplemented by the CorTSsm Supplement 1999-4 dated as of the Closing Date. The "Closing Date" means the date of initial delivery of the Certificates. The assets of the Trust will consist of $29,000,000 8.19% Exchange Capital Securities due February 1, 2037 (the "Underlying Exchange Capital Securities" or, as referred to in the Prospectus, the "Term Assets") issued by Southern Company Capital Trust I (the "Underlying Issuer" or, as referred to in the Prospectus, the "Term Assets Issuer") and payments of principal and interest made by the Underlying Issuer on the Underlying Exchange Capital Securities as discussed in more detail under "Description of the Certificates" herein. The sole asset of the Underlying Issuer is $29,000,000 principal amount of the 8.19% Series A Exchange Junior Subordinated Deferrable Interest Notes (the "Junior Subordinated Notes") issued by Southern Company Capital Funding, Inc. ("Capital Funding"). Capital Funding is an indirect wholly-owned subsidiary of The Southern Company ("Southern Company"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Concurrently with the execution and delivery of the Trust Agreement, the Company will deposit with the Trustee the Underlying Exchange Capital Securities and the Trustee, on behalf of the Trust, will accept such Underlying Exchange Capital Securities and deliver the Certificates to or upon the order of the Company. The Trustee will hold the Underlying Exchange Capital Securities for the benefit of the holders of the Certificates (the "Certificateholders").

                                 USE OF PROCEEDS

      The net  proceeds  to be  received  by the  Company  from  the sale of the
Certificates will be used to purchase the Underlying Exchange Capital Securities, which, after the purchase thereof, will be deposited by the Company with the Trust and will be the sole Deposited Assets (as defined in the Prospectus) of the Trust.

                              THE UNDERLYING ISSUER

      This Prospectus Supplement does not provide information with respect to the Underlying Issuer, Southern Company or Capital Funding. No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer, Southern Company or Capital Funding in connection with the issuance of the Certificates. The Company is not an affiliate of the Underlying Issuer, Southern Company or Capital Funding.

      The  Underlying  Issuer  is a  Delaware  business  trust  formed  for  the exclusive purposes of issuing the Underlying Exchange Capital Securities and investing the proceeds thereof in the Junior Subordinated Notes. Southern Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Southern Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of Southern Company's securities are listed.

      THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS, THE UNDERLYING EXCHANGE CAPITAL SECURITIES PROSPECTUS AND THE UNDERLYING EXCHANGE CAPITAL SECURITIES REGISTRATION STATEMENT DESCRIBES THE MATERIAL TERMS OF THE UNDERLYING EXCHANGE CAPITAL SECURITIES. THIS PROSPECTUS SUPPLEMENT IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, (I) THE PROSPECTUS, (II) THE UNDERLYING EXCHANGE CAPITAL SECURITIES PROSPECTUS AND (III) THE UNDERLYING EXCHANGE CAPITAL SECURITIES REGISTRATION STATEMENT OF WHICH SUCH UNDERLYING EXCHANGE CAPITAL SECURITIES PROSPECTUS IS A PART. NO REPRESENTATION IS MADE BY THE TRUST, THE TRUSTEE, THE UNDERWRITERS OR THE COMPANY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THE UNDERLYING EXCHANGE CAPITAL SECURITIES REGISTRATION STATEMENT.

            DESCRIPTION OF THE UNDERLYING EXCHANGE CAPITAL SECURITIES

      The Underlying Exchange Capital Securities of the Trust will consist solely of $29,000,000 aggregate principal amount of Southern Company Capital Trust I 8.19% Exchange Capital Securities issued by the Underlying Issuer, having the characteristics described in a Prospectus dated August 4, 1997 (the "Underlying Exchange Capital Securities Prospectus"). The Underlying Exchange Capital Securities were originally issued by the Underlying Issuer as part of an underwritten public offering of $325,000,000 aggregate principal amount of such securities, pursuant to a registration statement no. 333-28349 (together with all amendments and exhibits thereto, the "Underlying Exchange Capital Securities Registration Statement"), filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Distributions are required to be made on the Underlying Exchange Capital Securities (i) semiannually on the 1st of each February and August, commencing on February 1, 2000, or if such day is not a Business Day, on the next succeeding Business Day and (ii) a single payment of principal of $29,000,000 payable on February 1, 2037 (the "Maturity Date") or upon earlier redemption. The payments of interest on the Junior Subordinated Notes, and thus the Underlying Exchange Capital Securities and the Certificates, may be deferred by Capital Funding at any time or from time to time for up to ten (10) semiannual interest periods. During any such period, neither Southern Company nor Capital Funding will be permitted to make a payment on its capital stock or any debt securities that rank equal to or junior to, the Junior Subordinated Notes or Southern Company's guarantees, respectively. The Junior Subordinated Notes, and consequently the Underlying Exchange Capital Securities, rank subordinate and junior to all senior indebtedness of Capital Funding. Southern Company has guaranteed the payment of distributions on the Underlying Exchange Capital Securities but only to the extent that the Underlying Issuer has funds legally and immediately available therefor. Southern Company has also guaranteed the due and punctual payment of principal, redemption premium, if any, and interest on the Junior Subordinated Notes when and as the same become due and payable, whether at maturity, upon redemption or otherwise. Southern Company's guarantee, however, is an unsecured obligation of Southern Company and ranks subordinate and junior to all senior indebtedness of Southern Company.

      This Prospectus Supplement sets forth material terms with respect to the Underlying Exchange Capital Securities, but does not provide detailed information with respect thereto. This Prospectus Supplement relates only to the Certificates offered hereby and is not an offering document for the Underlying Exchange Capital Securities. All disclosure contained herein with respect to the Underlying Exchange Capital Securities is derived from publicly available documents described above. The Underlying Issuer and Southern Company are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, the Underlying Issuer and Southern Company are obligated to file reports and other information with the Commission. Although the Company has no reason to believe the information concerning the Underlying Exchange Capital Securities or the Underlying Issuer set forth in the Underlying Exchange Capital Securities Prospectus or any report filed under the Exchange Act is not reliable, neither the Company nor any of the Underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. Neither the Company nor any of the Underwriters has verified the accuracy or completeness of such documents or reports. Information contained in such documents and reports is as of the date(s) stated therein, and comparable information, if given as of the date hereof, may be different. There can be no assurance that events affecting the Underlying Exchange Capital Securities, the Underlying Issuer, Capital Funding or Southern Company have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

RATINGS

      The Underlying Exchange Capital Securities have been rated "a3" by Moody's Investors Service, Inc. ("Moody's") and "BBB+" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies ("S&P"). Any rating of the Underlying Exchange Capital Securities is not a recommendation to purchase, hold or sell such Underlying Exchange Capital Securities or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

YEAR 2000

      Certain information technology ("IT") and non-IT systems (i.e. embedded technology such as microcontrollers) may utilize older computer programs that were written using two digits rather than four to define the applicable year. Consequently, such computer programs may recognize a date using "00" as the year 1900 rather than the year 2000. These computer programs may fail to operate properly in the year 2000 and after if they are not modified or replaced to comply with year 2000 requirements.

      The Underlying Issuer may not timely conduct or complete a year 2000 assessment and there can be no assurance that the Underlying Issuer will make any necessary modifications or replacements of its IT or non-IT systems in time, if at all. Failure to do so could result in a disruption of operations of the Underlying Issuer, including, among other things, a temporary inability to process funds or engage in similar normal business practices. As a result, payments to Certificateholders may be interrupted or impaired.

THE UNDERWRITERS AND THE UNDERLYING ISSUER

      From time to time, Salomon Smith Barney Inc. and PaineWebber Incorporated (collectively, the "Underwriters") may be engaged by the Underlying Issuer, Capital Funding or Southern Company as underwriters or placement agents, in an advisory capacity or in other business arrangements. In addition, the Underwriters or an affiliate of the Depositor may make a market in other outstanding securities of the Underlying Issuer, Capital Funding or Southern Company.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the Prospectus describes material terms of the Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

      The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the Prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Exchange Capital Securities and (ii) all payments on or collections in respect of the Underlying Exchange Capital Securities accrued on or after the Closing Date, together with any proceeds thereof. The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee. The Certificates represent a pro rata portion of the then-current aggregate principal balance of all outstanding Certificates and will equal the portion of the proceeds received from the Underlying Exchange Capital Securities that the holder of such Certificate is entitled to receive on February 1, 2037.

      All distributions to Certificateholders will be made only from the property of the Trust as described herein. The Certificates do not represent an interest in or obligation of the Depositor, the Underlying Issuer, Southern Company, the Trustee, the Underwriters, or any affiliate if any thereof.

DISTRIBUTIONS

      Each Certificate evidences the right to receive, to the extent received on the Underlying Exchange Capital Securities, a semiannual distribution of interest on February 1 and August 1 of each year, commencing February 1, 2000, and a distribution of principal on February 1, 2037, or if any such day is not a Business day, the next succeeding Business Day, or upon early redemption. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed. Distributions of interest on the Certificates, however, may be deferred as a result in the deferral of payment on the Junior Subordinated Notes held by the Underlying Issuer. Distributions on the Junior Subordinated Notes may be deferred by Capital Funding for up to ten (10) consecutive semiannual interest periods (such deferral period, the "Extension Period") provided that no Extension Period extends beyond February 1, 2037. During any Extension Period, interest on the Junior Subordinated Notes, and consequently the Certificates, will continue to accrue (and the amount of distributions to which holders of the Junior Subordinated Notes, and consequently the Certificateholders, will continue to accumulate) at the rate of 8.19% per annum, compounded semi-annually.

ADDITIONAL UNDERLYING EXCHANGE CAPITAL SECURITIES AND CERTIFICATES

      From time to time hereafter, additional Underlying Exchange Capital Securities may be sold to the Trust, in which case additional Certificates will be issued in a principal amount equal to the principal amount of Underlying Exchange Capital Securities so sold to the Trustee. Any such additional Certificates issued will rank pari passu with the Certificates issued on the date hereof.

REDEMPTION OF CERTIFICATES UPON REDEMPTION OF UNDERLYING EXCHANGE CAPITAL SECURITIES

      Upon receipt by the Trustee of a notice that all or a portion of the Underlying Exchange Capital Securities are to be redeemed, the Trustee will select by lot an equal principal amount of Certificates for redemption and establish the date such Certificates are to be redeemed. Notice of such redemption will be given by the Trustee to the registered Certificateholders not less than 15 days prior to the redemption date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee, provided, however, that the Trustee will not be required to give any notice of redemption prior to the third business day after the date it receives notice of such redemption.

      The Underlying Exchange Capital Securities as originally issued are redeemable, in whole or in part on or after February 1, 2007, on not less than 30 nor more than 60 days' notice, at the option of the Underlying Issuer (such redemption, an "Optional Redemption"). The redemption price in the case of an Optional Redemption of the Underlying Exchange Capital Securities will be equal to the par value of the Underlying Exchange Capital Securities to be redeemed plus accrued interest on the principal amount being redeemed, plus the redemption premium, if any. The redemption premium will be equal to the percentages set forth below as of February 1 of each of the years set forth below:

          YEAR                                      PREMIUM

          2007.....................................   4.0950%
          2008.....................................   3.6855%
          2009.....................................   3.2760%
          2010.....................................   2.8665%
          2011.....................................   2.4570%
          2012.....................................   2.0475%
          2013.....................................   1.6380%
          2014.....................................   1.2285%
          2015.....................................   0.8190%
          2016.....................................   0.4095%
          2017 and thereafter......................   0.0000%

      In addition, if a Special Event (as defined below) occurs, on not less than 30 nor more than 60 days' notice, Capital Funding will have the option either to redeem the Junior Subordinated Notes in whole, thus causing a redemption of the Underlying Exchange Capital Securities, (such redemption, a "Special Event Redemption") or to cause the termination of Southern Company Capital Trust I and the distribution of the Junior Subordinated Notes pro rata to the holders of the Underlying Exchange Capital Securities. The redemption price in the case of a Special Event Redemption prior to February 1, 2007 will be the Special Event Prepayment Price. The "Special Event Prepayment Price" will equal the greater of (i) 100% of the principal amount of the Underlying Exchange Capital Securities or (ii) the sum of the present value of the remaining scheduled payments of principal of, and accrued interest on, the Junior Subordinated Notes through February 1, 2007 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve thirty day months) at a certain treasury benchmark rate plus 0.50%, plus, in each case (i) and (ii), accrued interest thereon to the date of redemption. "Special Event" means either (A) the receipt by Southern Company, Capital Funding and the Underlying Issuer of an opinion of independent tax counsel experienced in such matters (which may be counsel to Southern Company or Capital Funding) to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (ii) any amendment to or change in an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (a) the Underlying Issuer would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Notes, (b) interest payable to the Underlying Issuer on the Junior Subordinated Notes would not be deductible by a member of Southern Company's consolidated tax group for United States federal income tax purposes or (c) the Underlying Issuer would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which charge or amendment becomes effective after February 4, 1997 ( a "Tax Event") or (B) the receipt by Southern Company, Capital Funding and the Underlying Issuer of an opinion of independent counsel (which may be counsel to Southern Company or Capital Funding) to the effect that as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after February 4, 1997, there is more than an insubstantial risk that the Underlying Issuer is or will be considered an investment company under the Investment Company Act of 1940 (an "Investment Company Act Event").

      In the event that the Junior Subordinated Notes are distributed to the Trust in exchange for the Underlying Exchange Capital Securities upon the occurrence of a Special Event Redemption, such distribution will not cause the Certificates to be redeemed. The Trust will hold the Junior Subordinated Notes for the benefit of the Certificateholders in accordance with the terms of the Trust Agreement.

      The holder of a Certificate which is redeemed will receive, on the redemption date, a payment equal to its pro rata share of the distributions made on the Underlying Exchange Capital Securities pursuant to an Optional Redemption or a Special Event Redemption as set forth above.

      CONDITIONAL RIGHT TO ADVANCE MATURITY

      If a Tax Event occurs, Capital Funding will have the right (a) prior to the dissolution of the Underlying Issuer, to advance the stated maturity of the Junior Subordinated Notes to the minimum extent required, but not less than 19 and one-half years from the date of original issuance thereof, or (b) to dissolve the Underlying Issuer (if not previously dissolved) and advance the stated maturity of the Junior Subordinated Notes to the minimum extent required, but not less than 19 and one-half years from the date of original issuance thereof, in each case such that in the opinion of counsel to Capital Funding experienced in such matters, after advancing the stated maturity, interest paid on the Junior Subordinated Notes will be deductible for federal income tax purposes.

      RECOVERY ON UNDERLYING EXCHANGE CAPITAL SECURITIES FOLLOWING PAYMENT DEFAULT OR ACCELERATION

      If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to The Depository Trust Company ("DTC") or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Exchange Capital Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

      In the event of a Payment Default, the Trustee is required to proceed against the Underlying Issuer or Capital Funding on behalf of the Certificateholders to enforce the Underlying Exchange Capital Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided, that holders of Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Exchange Capital Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the Underlying Exchange Capital Securities, the Trustee will distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds.

      A "Payment Default" means a default in the payment of any amount due on the Underlying Exchange Capital Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Exchange Capital Securities). An "Acceleration" means the acceleration of the maturity of the Underlying Exchange Capital Securities after the occurrence of any default on the Underlying Exchange Capital Securities other than a Payment Default.

      In the event that the Trustee receives money or other property in respect of the Underlying Exchange Capital Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Underlying Exchange Capital Securities (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding and unpaid, pro rata by principal amount (after deducting the costs incurred in connection therewith and subject to the provisions set forth under "Description of the Trust Agreement - Certain Payments to the Depositor" herein). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. Any such amounts received by the Trustee in excess of principal and accrued unpaid interest on the Certificates will be distributed to the Depositor. In-kind distribution of Underlying Exchange Capital Securities to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis. Following such in kind distribution, all Certificates will be cancelled. Other than as set forth under "Description of the Trust Agreement - Certain Payments to the Depositor", no amounts will be distributed to the Depositor in respect of the Underlying Exchange Capital Securities unless and until principal and accrued interest on the Certificates has been paid (or reduced by distributions in kind) in full.

      Interest and principal payments on the Underlying Exchange Capital Securities are payable solely by the Underlying Issuer. Capital Funding and Southern Company are subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of Capital Funding or Southern Company, could result in delays in payment, partial payment or non-payment of the Certificates relating to the Underlying Exchange Capital Securities.

LISTING ON THE NEW YORK STOCK EXCHANGE

      The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE"). There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

FORM OF THE CERTIFICATES

      The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25 and integral multiples thereof. Certificateholders will not receive physical certificates.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

      The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A Current Report on Form 8-A relating to the Certificates containing a copy of the CorTSsm Supplement 1999-4 to the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement will consist of (i) the Underlying Exchange Capital Securities and (ii) all payments on or collections in respect of the Underlying Exchange Capital Securities due after the Closing Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

CERTAIN PAYMENTS TO THE DEPOSITOR

      On February 1, 2000, as payment of the balance of the purchase price for the Underlying Exchange Capital Securities, the Trustee will pay to the Depositor the amount of the interest accrued on the Underlying Exchange Capital Securities from August 1, 1999 to but not including the Closing Date. In the event the Depositor is not paid such accrued interest on such date, the Depositor will have a claim for such accrued interest, and will share pari passu with Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Exchange Capital Securities.

THE TRUSTEE

      U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2500.

      The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement.

      Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but will not have any claim against the Trust with respect thereto.

EVENT OF DEFAULT

      There are no events of default with respect to the Certificates. If a Payment Default or Acceleration occurs (or other default with respect to the Underlying Exchange Capital Securities occurs), the Trustee will act upon the instruction of Certificateholders to recover amounts due on the Underlying Exchange Capital Securities and distribute the proceeds from such recovery (after deducting the costs incurred in connection therewith and subject to the provisions set forth above under "--Certain Payments to the Depositor") to the Certificateholders. See "Description of the Certificates--Recovery on Underlying Exchange Capital Securities Following Payment Default or Acceleration" herein.

NO DERIVATIVE TRANSACTIONS

      The Trust is not permitted to engage in derivative transactions.

VOTING RIGHTS

      The Certificateholders will have 100% of the total voting rights as specified in the Trust Agreement (the "Voting Rights"). All Voting Rights with respect to the Certificates will be allocated in proportion to the respective principal balances of the then-outstanding Certificates held by such Certificateholders on any date of determination.

VOTING OF UNDERLYING EXCHANGE CAPITAL SECURITIES

      The Trustee, as holder of the Underlying Exchange Capital Securities, has the right to vote and give consents and waivers in respect of such Underlying Exchange Capital Securities as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Underlying Issuer for its consent to any amendment, modification or waiver of the Underlying Exchange Capital Securities or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Exchange Capital Securities, the Trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee will request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Exchange Capital Securities, including, without limitation, any demand to accelerate the Underlying Exchange Capital Securities or (ii) which would result in the exchange or substitution of any Underlying Exchange Capital Security pursuant to a plan for the refunding or refinancing of such Underlying Exchange Capital Security, except in each case with the unanimous consent of the Certificateholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

TERMINATION OF THE TRUST

      The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Certificates or (ii) the distribution of the proceeds received upon a recovery on the Underlying Exchange Capital Securities (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Underlying Exchange Capital Securities).

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, is of the opinion that under existing law (1) the Trust will be a grantor trust and not a partnership or an association taxable as a corporation; and (2) your Certificates will represent beneficial interests in the Underlying Exchange Capital Securities. For information reporting purposes, absent the occurrence of a deferral of interest payments by the Underlying Issuer, interest payments on the Underlying Exchange Capital Securities will be reported to you on Form 1099 (and the Internal Revenue Service) as interest and not original issue discount and will be included in your income as it is paid (or, if you are an accrual method taxpayer, as it is accrued) as interest (and not as original issue discount). See "Certain Federal Income Tax Considerations" in the Prospectus.

      Should Capital Funding exercise its right to defer payments of interest on the Junior Subordinated Notes, each holder of the Underlying Exchange Capital Securities, and thus each holder of the Certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Underlying Exchange Capital Securities or Certificates, as the case may be, for United States federal income tax purposes, which will be allocated but not distributed to it. As a result, each such holder of a Certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Underlying Issuer if the holder disposes of its Certificates prior to the record date for the payment of distributions thereafter.

                          CERTAIN ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in
Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

      ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, I.E., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code (collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Issuer, the Underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

      If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a Certificate (as a result of the Underlying Exchange Capital Securities being deemed to be plan assets), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under
Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the "DOL"). Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity unless an exception applies under the Regulation. Thus, if a Plan acquires a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust unless such Certificate is a "publicly-offered security" or another exception applies under the Regulation.

      The Underwriters expect that the Certificates will satisfy the criteria for treatment as publicly-offered securities under the Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and
(iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      The Underwriters will verify that there will be at least 100 separate purchasers (whom the Underwriters have no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering. There is no assurance that the 100 independent investor requirement of the "publicly-offered security" exception will, in fact, be satisfied.

      NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION THAT AN INVESTMENT IN THE CERTIFICATES WOULD MEET ANY OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY, OR IS APPROPRIATE FOR, PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN OR ANY OTHER ENTITY THE ASSETS OF WHICH ARE DEEMED TO BE "PLAN ASSETS," SUCH AS AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT, PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Underwriters named below and the Company, the Company will sell the Certificates to the Underwriters, and each of the Underwriters named below have agreed to purchase from the Company the respective number of Certificates set forth opposite its name. In the Underwriting Agreement, the Underwriters named below have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any Certificates are purchased.

                                                     Number of

UNDERWRITERS                                        CERTIFICATES

PaineWebber Incorporated.......................      580,000
Salomon Smith Barney...........................      580,000
                                                     -------
Total                                              1,160,000
                                                   =========


      The Company has been advised by the Underwriters that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $.50 per Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of $.25. After the initial public offering, the public offering price and the concessions may be changed.

      The Certificates are a new issue of securities with no established trading market. The Certificates will be approved for listing, subject to official notice of issuance, on the NYSE. Trading of the Certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof. In order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriters have undertaken to sell the Certificates to a minimum of 400 beneficial owners. The Underwriters have told the Company that it presently intends to make a market in the

Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

      The Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

      Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

      If the Underwriters create a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Certificates in the open market. The Underwriters may also impose a penalty bid on certain selling group members. This means that if an Underwriter purchases Certificates in the open market to reduce its short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

      In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

      Neither the Company nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Certificates. In addition, neither the Company nor the Underwriters make any representation that the
Underwriters will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

      The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

      Salomon Smith Barney Inc. is an affiliate of the Company, and the participation by Salomon Smith Barney Inc. in the offering of the Certificates complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                     RATINGS

      It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated identically to the Underlying Exchange Capital Securities by both Moody's and S&P. Moody's and S&P have rated the Underlying Exchange Capital Securities "a3" and "BBB+" respectively.

      The ratings address the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Exchange Capital Securities.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P and Moody's. Each security rating should be evaluated independently of any other security rating.

      The Company has not requested a rating on the Certificates by any rating agency other than the S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the S&P and Moody's.

                                 LEGAL OPINIONS

      Certain legal matters relating to the Certificates will be passed upon for the Company and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    INDEX OF TERMS



Acceleration.....................................................16
Business Day.....................................................13
Capital Funding..................................................10
Certificateholders...............................................10
Closing Date.....................................................10
Commission.......................................................10
Company..........................................................10
Depositor........................................................10
DOL..............................................................19
DTC..............................................................15
ERISA............................................................19
Exchange Act.....................................................12
Extension Period.................................................13
Investment Company Act Event.....................................15
IRA..............................................................19
IT...............................................................12
Junior Subordinated Notes........................................10
Maturity Date....................................................11
Moody's..........................................................12
NYSE.............................................................16
Optional Redemption..............................................14
Parties in Interest..............................................19
Payment Default..................................................16
Plan.............................................................19
Regulation.......................................................19
S&P..............................................................12
Securities Act...................................................11
Southern Company.................................................10
Special Event....................................................14
Special Event Prepayment Price...................................14
Special Event Redemption.........................................14
Tax Event........................................................15
Trust............................................................10
Trust Agreement..................................................10
Trust Indenture Act..............................................10
Underlying Exchange Capital Securities...........................10
Underlying Exchange Capital Securities Prospectus................11
Underlying Exchange Capital Securities Registration Statement....11
Underlying Issuer................................................10
Underwriters.....................................................12
Underwriting Agreement...........................................20
Voting Rights....................................................18

                                   APPENDIX A

            DESCRIPTION OF THE UNDERLYING EXCHANGE CAPITAL SECURITIES

Issuer:                                      Southern Company Capital Trust I

Underlying Exchange Capital Securities:      8.19%  Exchange Capital
                                             Securities due February 1, 2037

Maturity Date:                               February 1, 2037

Original Principal Amount Issued:            $325,000,000

CUSIP No.:                                   84258PAC1

Stated Interest Rate:                        8.19% per annum

Interest Payment Dates:                      February 1 and August 1


Optional   Redemption:                       The  Underlying   Exchange  Capital
                                             Securities,   and consequently the
                                             Certificates,  will be redeemable,
                                             in whole or in part, at the
                                             option  of the  Underlying  Issuer,
                                             on not less  than 30 nor more than
                                             60 days  notice,  at a price equal
                                             to 104.095% plus accrued  interest
                                             on February 1, 2007 and at
                                             declining prices  thereafter to
                                             100.00% plus accrued interest on
                                             February 1, 2017.


Special  Event  Redemption:                  The  Underlying  Exchange  Capital
                                             Securities  are redeemable,  in
                                             whole but not in part, at any time
                                             by the  Underlying  Issuer if
                                             certain  adverse  tax events occur
                                             with respect to Southern  Company,
                                             Capital Funding  or the  Underlying
                                             Issuer  or a  determination  could
                                             be made that the Underlying Issuer
                                             is an Investment  Company under
                                             the Investment Company Act of
                                             1940.

Principal Amount of Underlying
Capital Securities Deposited
Under Trust Agreement:                       $29,000,000

      The above summary is qualified in its entirety by reference to the Underlying Exchange Capital Securities Prospectus. Neither the Depositor nor any of its affiliates make any representation about the completeness, accuracy or timeliness of information in the Underlying Exchange Capital Securities Prospectus.

AVAILABLE INFORMATION

      Southern Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Southern Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of Southern Company's securities are listed.